Exhibit 99.1

TITLE OF CRADA: Development of NCI Proprietary Adoptive T Cell Therapies Using Autologous Peripheral Blood Cells with Naturally Occurring Endogenous Anti-Tumor Activity that are Genetically Modified Using Retroviral Vectors Encoding Intrexon Proprietary Controlled IL-12, for Use in the Immunotherapy of Patients with Metastatic Cancer

PHS NCI Component:	National Cancer Institute (NCI)
IC Principal Investigator:	Steven A. Rosenberg, M.D., Ph.D.

Collaborator:	Intrexon Corporation
Collaborator Principal Investigator:	Gregory I. Frost, Ph.D.

TERM OF CRADA:	Five (5) years from the Effective Date.

ABSTRACT OF THE RESEARCH PLAN:

The principal goal of this CRADA is to develop and evaluate improved adoptive cell transfer-based immunotherapies (ACT) using NCI proprietary methods for the identification of autologous peripheral blood lymphocytes (PBL) with naturally occurring endogenous anti-tumor activity combined with the proprietary Intrexon Corporation (“Intrexon”) molecular RheoSwitch Therapeutic System (RTS®) for introducing spatially and temporally controlled Interleukin-12 (IL-12) expression in ACT/PBL/IL-12 for the treatment of patients with solid tumor malignancies.

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